As filed with the Securities and Exchange Commission on December 11, 2008

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FILE NO. 333- ______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant)

ILLINOIS 36-2554642

(State or Other Jurisdiction of (I.R.S. Employer

Incorporation or Organization) Identification Number)

3100 SANDERS ROAD

NORTHBROOK, ILLINOIS 60062

847/402-5000

(Address and Phone Number of Principal Executive Office)

SUSAN L. LEES

SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

ALLSTATE LIFE INSURANCE COMPANY

3100 SANDERS ROAD, SUITE J5B

NORTHBROOK, ILLINOIS 60062

847/402-5000

(Name, Complete Address and Telephone Number of Agent for Service)

COPIES TO:

JOCELYN LIU, ESQUIRE

ALLSTATE LIFE INSURANCE COMPANY

3100 SANDERS ROAD, SUITE J5B

NORTHBROOK, IL 60062

Approximate date of commencement of proposed sale to the public: The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of

1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: /X/

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities

Act, check the following box.

/ /

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer / /	Accelerated filer / /

Non-accelerated filer /X/ (Do not check if a smaller reporting company)

Smaller reporting company / /

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee
Deferred annuity interests and participating interests therein	$1,500,000,000	(1)	$1,500,000,000	$58,950 (2)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that the Contract does not provide for a predetermined amount or number of units.

(2) Pursuant to Rule 457(p) under the Securities Act of 1933, unsold units of interest under deferred annuity contracts previously registered on Form S-3 Registration Statement (File No. 333-152028, filed on June 30, 2008) are being carried forward to this Registration Statement. As of September 30, 2008, the amount of unsold units of interest was $ 375,677,264.85. A registration fee in the amount of $35,370 was previously paid in connection with File No. 333-152028. With regard to any registration fee to be paid in the future, Registrant anticipates deferring payment of such fee in accordance with Rules 456(b) and 457(r).

Explanatory Note

Registrant is filing this registration statement for the purpose of including the Prospectus Supplement in the Registration Statement and for registering additional interests under a deferred annuity contract previously described in the prospectus contained in Registrant’s Form S-3 registration statement (File No. 333-150584). Registrant incorporates herein by reference that prospectus, which remains unchanged, except as specifically noted herein.

Allstate Life Insurance Company

Supplement, dated December 11, 2008 to

the Allstate® ChoiceRate Annuity

This supplement amends certain disclosure contained in the above-referenced prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees............................	$94,320 (including $35,370, which was previously registered)
Cost of printing and engraving..............	$15,000
Legal fees...................................	$15,000
Accounting fees..............................	$15,000
Mailing fees.................................	$25,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company (“Registrant”) provide that

Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.	Description

(1) Underwriting Agreement between Allstate Life Insurance Company and Allstate

Distributors, L.L.C. (Incorporated herein by reference to Pre-Effective

Amendment No. 1 to the Form N-4 Registration Statement of Allstate Life

Insurance Company Separate Account A (File No. 333-31288) dated April 27, 2000.)

(2) None

(4) Form of Single Premium Deferred Annuity Certificate and Application

(Incorporated herein by reference to Registrant’s initial Form S-3 Registration

Statement (File No. 333-105208) dated May 13, 2003.)

(5)(a) Opinion and Consent of General Counsel re: Legality (filed herewith).

(8) None

(11) None

(12) None

(15) Letter re: unaudited interim financial information from Registered Public Accounting Firm (filed herewith).

(23)(a) Consent of Independent Registered Public Accounting Firm (filed herewith).

(24)(a) Powers of Attorney for David A. Bird, Michael B. Boyle, Don Civgin, Frederick F. Cripe, Judith P. Greffin, James E. Hohmann, Susan L. Lees, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, Desiree Rogers, George E. Ruebenson, Eric A. Simonson, Kevin R. Slawin, Douglas B. Welch, and Thomas J. Wilson, (filed herewith).

(25) None

(26) None

(27) Not applicable

(99) Experts (filed herewith).

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registrationstatement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) (a) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering,

(3)(b) that, for purposes of determining any liability under the Securities Act of 1933, each filing if the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, Allstate Life

Insurance Company, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 11th day of December, 2008.

ALLSTATE LIFE INSURANCE COMPANY
(REGISTRANT)
By:	/s/ SUSAN L. LEES
Susan L. Lees Director, Senior Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 11th day of December, 2008.

*/DAVID A. BIRD David A. Bird	Director and Senior Vice President
*/MICHAEL B. BOYLE Michael B. Boyle	Director and Senior Vice President

*/ DON CIVGIN Don Civgin	Director
*/ FREDERICK F. CRIPE Frederick F. Cripe	Director and Executive Vice President
*/ JUDITH P. GREFFIN Judith P. Greffin	Director, Senior Vice President and Chief Investment Officer
*/JAMES E. HOHMANN James E. Hohmann	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ SUSAN L. LEES Susan L. Lees	Director, Senior Vice President, General Counsel and Secretary
*/JOHN C. LOUNDS John C. Lounds	Director and Senior Vice President
*/JOHN C. PINTOZZI John C. Pintozzi	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
*/SAMUEL H. PILCH Samuel H. Pilch	Controller and Group Vice President (Principal Accounting Officer)
*/DESIREE ROGERS Desiree Rogers	Director and Senior Vice President
*/GEORGE E. RUEBENSON George E. Ruebenson	Director
*/ERIC A. SIMONSON Eric A. Simonson	Director and Senior Vice President
*/KEVIN R. SLAWIN Kevin R. Slawin	Director and Senior Vice President
*/DOUGLAS B. WELCH Douglas B. Welch	Director and Senior Vice President
*/THOMAS J. WILSON Thomas J. Wilson	Director and Chairman of the Board

*/ By Susan L. Lees, pursuant to Powers of Attorney filed herewith.

EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.	Description
(5)(a)	Opinion and Consent of General Counsel re: Legality
(15)	Letter re: unaudited interim financial information from Registered Public Account Firm.
(23)(a)	Consent of Independent Registered Public Accounting Firm.
(24)(a)

Powers of Attorney for David A. Bird, Michael B. Boyle, Don Civgin, Frederick F. Cripe, Judith P. Greffin, James E. Hohmann, Susan L. Lees, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, Desiree Rogers, George E. Ruebenson, Eric A. Simonson, Kevin R. Slawin, Douglas B. Welch, and Thomas J. Wilson

(99)	Experts.